Exhibit 99.2

Tonix Pharmaceuticals Prices Underwritten Public Offering Raising $43.5 Million

New York, NY – January 24, 2014 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) today announced the pricing of an underwritten public offering of 2,898,550 shares of its common stock at a price of $15.00 per share. The company has also granted to the underwriters a 45-day option to acquire an additional 434,782 shares to cover overallotments in connection with the offering. After the underwriting discount and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $40.7 million, assuming no exercise of the overallotment option. The offering is expected to close on January 29, 2014, subject to customary closing conditions.

Roth Capital Partners is acting as the sole book-running manager for the offering. National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (OTCBB: NHLD) is acting as co-manager in this offering.

Tonix expects to use the net proceeds of the offering to support the continued development of TNX-102 SL for the treatment of fibromyalgia, to initiate clinical trials of TNX-102 SL for the treatment of post-traumatic stress disorder, and to initiate clinical trials of TNX-201 for tension-type headache. Any remaining net proceeds will be used for the advancement of Tonix’s other development programs, for further product development, and for general corporate purposes.

The shares described above are being offered by Tonix pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative prescription medications for challenging disorders of the central nervous system. Tonix seeks to address conditions characterized by significant unmet medical need, inadequate existing treatment options, and high dissatisfaction among patients and physicians. Tonix is advancing its lead therapeutic candidate TNX-102 SL for the management of fibromyalgia and post-traumatic stress disorder (PTSD). Tonix is currently enrolling patients into the first anticipated pivotal trial of TNX-102 SL in fibromyalgia, the BESTFIT trial (BEdtime Sublingual TNX-102 SL as Fibromyalgia Intervention Therapy). Tonix applies its core technology toward the treatment of people suffering from fibromyalgia and PTSD by targeting their inability to obtain restorative sleep. To learn more, please visit www.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on TONIX's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. TONIX does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the amended Annual Report on Form 10-K/A filed with the SEC on November 22, 2013 and future periodic reports filed with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

CONTACT:
Tonix Pharmaceuticals Holding Corp.

Leland Gershell

Chief Financial Officer

(212) 980-9155 x104

leland.gershell@tonixpharma.com

Investor Relations:

CorProminence

Scott Gordon

(631) 703-4900

scottg@corprominence.com

Public Relations:

JQA Partners, LLC

Jules Abraham

(917) 885-7378

jabraham@jqapartners.com